EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David DeMarco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of Blacksands Petroleum, Inc. on Form 10-Q/A for the fiscal period ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this amended Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

	By:	/S/ DAVID DEMARCO
Date: September 28, 2010	Name:	David DeMarco
	Title:	Chief Executive Officer and Principal Financial Officer